Exhibit 11

                               Washington Trust Bancorp, Inc.
                Computation of Primary and Fully Diluted Earnings Per Share
                    For the Years Ended December 31, 1995, 1994 and 1993

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



                                                   1995         1994          1993
                                                   ----         ----          ----
Primary:
Weighted average shares                         2,832,969     2,816,494     2,794,778
Common stock equivalents                           77,232        55,866        17,068
                                                ---------     ---------     ---------
Primary weighted average shares                 2,910,201     2,872,360     2,811,846
                                                =========     =========     =========

Fully diluted:
Weighted average shares                         2,832,969     2,816,494     2,794,778
Common stock equivalents                          105,681        56,281        30,981
                                                ---------     ---------     ---------
Fully diluted weighted average shares           2,938,650     2,872,775     2,825,759
                                                =========     =========     =========


Income before cumulative effect of
  accounting change                            $7,687,967    $6,264,640    $4,476,531
Cumulative effect of change in
  accounting for income taxes                          --            --       305,000
                                                ---------     ---------     ---------
Net income                                     $7,687,967    $6,264,640    $4,781,531
                                                =========     =========     =========


Primary earnings per share:
Income before cumulative effect of
  accounting change                                $ 2.64        $ 2.18        $ 1.59
Cumulative effect of change in
  accounting for income taxes                          --            --           .11
                                                   ------        ------        ------
Net income                                         $ 2.64        $ 2.18        $ 1.70
                                                   ======        ======        ======

Fully diluted earnings per share:
Income before cumulative effect of
  accounting change                                $ 2.62        $ 2.18        $ 1.58
Cumulative effect of change in
  accounting for income taxes                          --            --           .11
                                                   ------        ------        ------
Net income                                         $ 2.62        $ 2.18        $ 1.69
                                                   ======        ======        ======


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